Exhibit 10.1

SECOND AMENDMENT AND WAIVER, dated as of May 9, 2006 (this “Amendment”), to the Credit Agreement dated as of November 30, 2004 (as heretofore amended, supplemented, or otherwise modified, the “Credit Agreement”) among NEENAH PAPER, INC., a Delaware corporation (the “Parent”), each subsidiary of the Parent listed as a “Borrower” on the signature pages thereto (together with the Parent, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto, the lenders party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as agent for the Lenders (in such capacity, the “Agent”), and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian collateral agent for the Lenders (in such capacity, the “Canadian Collateral Agent”).

The Credit Parties have requested that the Lenders (i) agree to amend certain provisions of the Credit Agreement and (ii) grant a limited waiver of compliance by the Credit Parties of certain provisions of the Credit Agreement.  The Lenders party hereto are willing to amend the Credit Agreement as set forth herein and to grant the limited waivers set forth herein on the terms and subject to the conditions set forth herein.  Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendments to Section 1.1 of the Credit Agreement.  Upon effectiveness of this Amendment in accordance with Section 15 hereof, Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)           by deleting the definition of “Borrowing Base” set forth therein and by inserting the following text in lieu thereof as the new definition of “Borrowing Base”:

“Borrowing Base shall mean shall mean, as of any date, the amount of the then most recent computation of the Borrowing Base, determined by calculating the amount equal to the following:

(a)           85% of Eligible Receivables; plus

(b)           the lesser of (i) 75% of the value of Eligible Inventory (valued at the lower of cost or fair market value), and (ii) 85% of the applicable Net Recovery Value Percentage of Eligible Inventory; plus

(c)           the lesser of:

(i)            $60,000,000; and

(ii)           prior to consummation of the sale of the Offered Timberland Properties (the “Offered Timberland Properties Sale Date”) or, at the Agent’s or Required Lenders’ election (evidenced by written notice thereof to Parent), at any time after the occurrence and during the continuation of an Event of Default (and without limiting any other remedy available to the Agent or the Lenders following an Event of Default), the sum of (1) 75% of the Net Recovery Value Percentage of Eligible Equipment, plus (2) 65% of the applicable Net Recovery Value Percentage of Eligible Real Estate, and

(iii)          on and after the Offered Timberland Properties Sale Date (but subject to the Agent’s and the Required Lenders’ option to invoke clause (ii) preceding, following the occurrence and during the continuation of an Event of Default), the sum of (1) $32,452,571 in respect of Eligible Equipment and Eligible Real Estate consisting of the Mill Properties, plus (2) 65% of the value of the Timberland Properties owned on the Offered Timberland Properties Sale Date (after giving effect to the sale of the Offered Timberland Properties) (for purposes of this clause (2) “value” shall mean the value per acre equal to the average net proceeds per acre received by Neenah Paper Company of Canada from the sale of the Offered Timberland Properties multiplied by the number of acres retained and comprising the Timberland Properties owned on the Offered Timberland Properties Sale Date (after giving effect to the sale of the Offered Timberland Properties)), minus (3) the Equipment Amortization Amount, minus (4) the Mill Properties Amortization Amount, minus (5) the Timberland Properties Amortization Amount, minus (6) the dollar amount of any Eligible Equipment and Eligible Real Estate comprising a portion of the Borrowing Base components in clauses (1) and (2) above which is the subject of a Casualty Event or Disposition after the Offered Timberland Properties Sale Date, less the amortization amount previously allocated to such Eligible Equipment and Eligible Real Estate, in each case as determined by the Agent in its reasonable discretion, minus (7) to the extent the Credit Parties elect to not maintain property insurance with respect to the Mill Property and Equipment of Neenah Paper Company of Canada in Terrace Bay, Ontario pursuant to Section 6.7(b) hereof, the Stipulated Terrace Bay Reduction Amount;

Notwithstanding anything to the contrary set forth in the immediately preceding sentence, if the average dilution percentage for all Receivables of the Borrowers and the Guarantors ever exceeds five percent (5%), based upon any field examination hereafter conducted by the Agent, the Agent reserves the right to establish a Reserve, as determined by the Agent in its discretion, in the amount of such excess multiplied by the amount of Eligible Receivables.  For purposes hereof, “average dilution percentage” shall mean for each dollar of gross sales by the Credit Parties, the average percentage of such dollar of gross sales that is or should be written off as not collectible in accordance with customary credit policies by the Credit Parties for any reason, including without limitation, any credits, rebates, refunds, returns, discounts or any other reason.  The Borrowing Base may be computed by the Agent on as frequent as a daily basis (based on all information reasonably available to the Agent, including without limitation, the periodic reports and listings delivered to the Agent in accordance with Sections 6.3(f), 6.3(g) and 6.3(h) hereof).  The portion of the Borrowing Base referred to in clause (c)(ii) is subject to the Agent’s satisfaction with periodic reappraisals of Eligible Equipment and Eligible Real Estate, to be conducted at the Agent’s discretion (subject to the proviso at the end of Section 6.4(b)).”

(b)           by deleting the definition of “Fixed Charge Coverage Ratio” set forth therein and by inserting the following text in lieu thereof as the new definition of “Fixed Charge Coverage Ratio”:

“Fixed Charge Coverage Ratio shall mean, with respect to any Person for any period, the ratio of (a) EBITDA less (i) Capital Expenditures not funded by Indebtedness permitted by Section 7.1(c) or Section 7.1(m), less (ii) cash payments of federal, state, provincial and local income or franchise taxes, to (b) the sum of (i) cash Interest Expense, plus (ii) Scheduled Principal Payments plus (iii) Cash Dividends, in each case of such Person for the applicable period, computed and calculated on a Consolidated basis in accordance with GAAP, consistently applied and without duplication plus (iv) the amount of all expenses, charges and liabilities related to the restructuring, closure or Disposition of Neenah Paper Company of Canada’s Terrace Bay facility and projected to be paid or payable in cash during the period of four (4) consecutive fiscal quarters immediately following the date of calculation of the Fixed Charge Coverage Ratio (the “Projected Terrace Bay Cash Closure Costs”).  All components of the Fixed Charge Coverage Ratio shall be determined (1) on a Consolidated basis for the four (4) most recent consecutive fiscal quarters of the applicable Person ending on or prior to the date of determination (with the exception of the Projected Terrace Bay Cash Closure Costs which shall be calculated on a projected basis) and (2) in accordance with GAAP, consistently applied.

(c)           by deleting clauses (g) and (k) from the definition of “Net Income” set forth therein and by inserting the following text in lieu thereof as new clauses (g) and (k):

“(g) with respect to the Credit Parties and their Subsidiaries, the following anticipated one-time non-cash impairment charges of approximately (i) $110,000,000 in the fiscal year ended December 31, 2004 and referred to in the Offering Memorandum with respect to a writedown of the carrying amount of the Consolidated assets of the Credit Parties and their Subsidiaries following the Spin-off Transaction, and any benefits (including tax benefits) resulting from such writedown or charge, and (ii) $59,800,000 in the fiscal year ended December 31, 2005 and referred to in the Parent and its Subsidiaries Annual Audited Financial Statements for such fiscal year with respect to a writedown of the carrying amount of the Consolidated assets of the Credit Parties and their Subsidiaries based on asset impairment , and any benefits (including tax benefits) resulting from such writedown or charge,”

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“(k) with respect to the Credit Parties, any non-recurring charges or other expenses (determined in accordance with GAAP and as reflected in the Company’s financial statements produced from time to time pursuant to Section 6.3(a) and (b)) related to the restructuring, closure or Disposition of Neenah Paper Company of Canada’s Terrace Bay facility, not to exceed $120,000,000 in the aggregate, but excluding any cash charges or payments made in connection with the Disposition of the Terrace Bay facility, and”

(d)           by adding the following new definitions in their appropriate alphabetical order:

“Casualty Event shall mean the destruction or condemnation, as the case may be, of Property of any Credit Party or any of its Subsidiaries.”

“Disposition shall mean the sale, transfer, lease or other disposition (including pursuant to a merger resulting in the subject Property no longer being owned by a Credit Party) of any Property.”

“Equipment Amortization Amount shall mean, with respect to any Eligible Equipment, an amount determined by multiplying $826,379 by the number of full fiscal quarters which have elapsed since the Offered Timberland Properties Sale Date; provided, that if the Terrace Bay Sale Date occurs after the Offered Timberland Properties Sale Date, the Equipment Amortization Amount shall be adjusted on the Terrace Bay Sale Date and shall thereafter be (a) the Equipment Amortization Amount as of the Terrace Bay Sale Date as calculated above, plus (b) an amount determined by multiplying $710,129 by the number of fiscal quarters which have elapsed since the Terrace Bay Sale Date; provided, further, to the extent the Credit Parties elect to not maintain property insurance with respect to the Equipment of Neenah Paper Company of Canada in Terrace Bay, Ontario pursuant to Section 6.7(b) hereof, the amount of $826,379 set forth above shall be reduced by $116,250.”

“Mill Properties Amortization Amount shall mean, with respect to any Eligible Real Estate consisting of Mill Properties, an amount determined by multiplying $568,750 by the number of full fiscal quarters which have elapsed since the Offered Timberland Properties Sale Date; provided, that if the Terrace Bay Sale Date occurs after the Offered Timberland Properties Sale Date, the Mill Properties Amortization Amount shall be adjusted on the Terrace Bay Sale Date and shall thereafter be (a) the Mill Properties Amortization Amount as of the Terrace Bay Sale Date as calculated above, plus (b) an amount determined by multiplying $524,643 by the number of fiscal quarters which have elapsed since the Terrace Bay Sale Date; provided, further, to the extent the Credit Parties elect to not maintain property insurance with respect to the Mill Properties pursuant to Section 6.7(b) hereof, the amount of $568,750 set forth above shall be reduced by $44,107.”

“Stipulated Terrace Bay Reduction Amount shall mean $3,560,000.”

“Terrace Bay Sale Date shall mean the date as of which all or substantially all of the Eligible Real Estate comprising the Mill Property located in Terrace Bay, Ontario and all or substantially all of the Eligible Equipment located at the Mill Property located in Terrace Bay, Ontario shall have been sold by Neenah Paper Company of Canada to one or more third parties, whether in a single transaction or a series of transactions, related or unrelated.”

“Timberland Properties Amortization Amount shall mean an amount determined by multiplying (a) 1.625% of the value of the Timberland Properties owned on the Offered Timberland Properties Sale Date (after giving effect to the sale of the Offered Timberland Properties) (as used in this definition, “value” shall mean the value per acre equal to the average net proceeds per acre received by the Borrower from the sale of the Offered Timberland Properties multiplied by the number of acres retained and comprising the Timberland Properties owned on the Offered Timberland Properties Sale Date (after giving effect to the sale of the Offered Timberland Properties)) by (b) the number of full fiscal quarters which have elapsed since the Offered Timberland Properties Sale Date.”

“Offered Timberland Properties shall mean the approximately 500,000 acres of Timberland Properties owned by Neenah Paper Company of Canada in the Province of Nova Scotia and described as the “offered lands” in that certain letter dated April 25, 2006 from James W. Sewall Company to Chase Business Credit, J.P. Morgan Chase Bank, and on file with the Agent.”

“Ontario Pension Obligation Reserve shall mean a Reserve established by the Agent, in its reasonable credit judgment, in the amount equal to the unfunded liability (being the greater of the solvency deficiency and the going concern deficiency) (without regard to whether any unfunded amounts are then due and payable) of the Credit Parties’ Canadian Pension Plans regulated by the Financial Services Commission of Ontario; provided, that the Ontario Pension Obligation Reserve shall be reduced on a dollar-to-dollar basis by the amount of cash at any time on deposit in a Controlled Account, which cash shall not be encumbered by any Liens other than the Liens in favor of the Agent.”

(e)           by deleting the definition of “Reserves” set forth therein and by inserting the following text in lieu thereof as the new definition of “Reserves”:

“Reserves shall mean any and all reserves established by the Agent, in its reasonable credit judgment and without duplication, with respect to the Borrowing Base or in accordance with any express provision of this Agreement or any other Loan Document (including, without limitation the Canadian Priming Lien Reserve, the Corporate Services Agreement Reserve and the Ontario Pension Obligation Reserve) for purposes of reducing the Borrowers’ ability to utilize any portion of the Borrowing Base.”

SECTION 2.  Amendment of Section 5.10 of the Credit Agreement.  Upon the effectiveness of this Amendment in accordance with Section 15 hereof, the first sentence of Section 5.10 of the Credit Agreement is hereby deleted in its entirety and the following new sentence is substituted in lieu thereof:

“(a) Neenah Paper Company of Canada owns, possesses or has the benefit of the Canadian Licenses listed in clauses (i) through (vi) of the definition thereof, and (b) each Credit Party owns, possesses or has the benefit of all other material permits, licenses (including intellectual property licenses) and intellectual property rights which are required (i) to conduct its respective business or (ii) for the operation and use of each Real Property Asset owned in fee and each Material Leasehold Property; provided, that so long as the Neenah Paper Company of Canada is not operating the Mill Property in Terrace Bay, Ontario, it shall not be required to own, possess or have the benefit of the Canadian Licenses listed in clauses (iv) and (v) of the definition of Canadian Licenses, nor shall it be required to own, possess or have the benefit of any other permits, licenses and intellectual property rights which would otherwise be required to operate such facility; provided, further that the Credit Parties shall be required to comply in all material respects with all Legal Requirements (including, without limitation, Environmental Laws) related to the continued ownership (but not the operation) of the Mill Property located in Terrace Bay, Ontario so long as such property is owned a Credit Party.”

SECTION 3.  Amendment of Section 6.1 of the Credit Agreement.  Upon the effectiveness of this Amendment in accordance with Section 15 hereof, Section 6.1 of the Credit Agreement is hereby deleted in its entirety and the following new Section 6.1 is substituted in lieu thereof:

“6.1         Businesses and Properties.  At all times:  (a) do or cause to be done all things reasonably necessary to obtain, preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, and Intellectual Property material to the conduct of its businesses; provided, that so long as the Credit Parties are not operating the processing facility at the Mill Property located at Terrace Bay, Ontario, they shall not be required to obtain, preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, and Intellectual Property material to the conduct of such facility; (b) maintain and operate such businesses in the same general manner in which they are presently conducted and operated, with such changes as such Credit Party deems prudent; provided, that the Credit Parties shall not be required to continue the operation of the Mill Property located at Terrace Bay, Ontario; (c) comply in all material respects with all material Legal Requirements applicable to such businesses and the operation thereof, whether now in effect or hereafter enacted (including without limitation, all material Legal Requirements relating to public and employee health and safety and all Environmental Laws); and (d) maintain, preserve and protect all Property material to the conduct of such businesses and keep such Property in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto reasonably necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, that so long as the Credit Parties are not operating the processing facility at the Mill Property located at Terrace Bay, Ontario, (i) such facility (including apartment buildings, golf courses and other real property or personal property owned by Neenah Paper Company of Canada in or near Terrace Bay, Ontario and previously used in connection with the operation of such facility) shall not be considered material to the conduct of the business, and (ii) the Credit Parties will take customary and prudent steps to secure the Mill Property at Terrace Bay, Ontario from unauthorized Persons and to make or cause to be made repairs and replacements necessary to prevent the development of hazardous safety conditions at such Property.”

SECTION 4.  Amendment of Section 6.3 of the Credit Agreement.  Upon the effectiveness of this Amendment in accordance with Section 15 hereof, (a) clauses (d) and (i) of Section 6.3 of the Credit Agreement are hereby deleted in their entirety and the new clauses (d) and (as set forth below ) are substituted in lieu thereof, and (b) a new clause (l) is hereby inserted in Section 6.3 of the Credit Agreement which shall read as set forth below:

“(d)         (i) concurrently with the financial statements provided for in Subsections 6.3(a), 6.3(b) and 6.3(c) hereof, (1) a Compliance Certificate, signed by a Responsible Officer of the Borrowers’ Agent, and (2) a written certificate in Proper Form, identifying each Subsidiary which is otherwise required by the provisions of Section 6.10 hereof to become a Guarantor at the request of the Agent, but which has not yet done so as of the date of such certificate, and providing an explanation of the reasons why each such Subsidiary is not a Guarantor, signed by a Responsible Officer of the Borrowers’ Agent, and (ii) concurrently with the financial statements provided for in Subsections 6.3(a) and 6.3(b) hereof, a written certificate in Proper Form, setting forth the Projected Terrace Bay Cash Closure Costs for the immediately following four (4) consecutive fiscal quarter period;”

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“(i)          as soon as available and in any event within fifteen (15) Business Days after the end of each calendar month, a Borrowing Base Compliance Certificate;”

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(1)           promptly notify Lender in the event, on any date, the representation and warranty contained in Section 14(e) of the Second Amendment would not be accurate if remade on such date.

SECTION 5.  Upon the effectiveness of this Amendment in accordance with Section 15 hereof, the proviso at the end of clause (b) of Section 6.4 of the Credit Agreement is hereby deleted in its entirety and the following new proviso is substituted in lieu thereof:

“provided, however, that so long as no Default or Event of Default is continuing, (i) the Borrowers shall only be obligated to pay for (x) two (2) field examinations per each 12-month period following the Closing Date, and (z) one (1) appraisal of Inventory, Equipment and Real Property Assets during each 12-month period after the Closing Date, and (ii) after the Offered Timberlands Sale Date, the Borrowers shall not be obligated to pay for any appraisal of Equipment or Real Property Assets; provided, further that, notwithstanding the foregoing proviso, the Borrowers shall be required to pay for any and all initial field examinations and appraisals for any Receivables and/or Inventory acquired through an acquisition or other Investment permitted under the terms of this agreement.”

SECTION 6.  Upon the effectiveness of this Amendment in accordance with Section 15 hereof, the following proviso shall be added to the end of clause (b) of Section 6.7 of the Credit Agreement:

“provided, further, that from and after the closure of Neenah Paper Company of Canada’s Terrace Bay facility, the Credit Parties will not be required to maintain property insurance with respect to the fixed assets comprising such facility (the Credit Parties agreeing to provide not less than 5 Business Days’ advance notice to Administrative Agent prior to the effective date of any cancellation or non-renewal of such insurance).”

SECTION 7.  Amendment of Section 7.1 of the Credit Agreement.  Upon the effectiveness of this Amendment in accordance with Section 15 hereof, clause (k) of Section 7.1 of the Credit Agreement is hereby deleted in its entirety and the following new clause (k) is substituted in lieu thereof:

“(k) Indebtedness incurred in connection with the financing of environmental remediation or capital expenditures made to acquire, develop, construct, install, equip or replace existing equipment, in each case only to the extent (i) such equipment is primarily intended to establish, maintain or improve the compliance by such Credit Party with applicable Environmental Law (including, as is necessary to maintain certain licenses or permits held by the Credit Parties and required in the conduct of their businesses), (ii) such Indebtedness does not exceed $30,000,000 in the aggregate at any time outstanding, (iii) such Indebtedness (A) is loaned by or guaranteed by a Governmental Authority or government-sponsored entity and is interest-free or at a below-market interest rate, (B) is subject to customary intercreditor arrangements acceptable to the Agent in its sole discretion, and (C) is secured only by Liens permitted by Section 7.2(k);”

SECTION 8.  Amendment of Section 7.2 of the Credit Agreement.  Upon the effectiveness of this Amendment in accordance with Section 15 hereof, clause (k) of Section 7.2 of the Credit Agreement is hereby deleted in its entirety and the following new clause (k) is substituted in lieu thereof:

“(k)         Liens upon Property (i) acquired by the Credit Parties after May 9, 2006, (ii) purchased in whole or in substantial part (in no event less than 75% of the aggregate purchase price) with proceeds of Indebtedness permitted pursuant to Section 7.1(k) hereof, which Liens secure only such Indebtedness, and (iii) which Property, in the reasonable discretion of the Agent, can be readily removed from the facility on which it is located at a commercially reasonable cost and without any damage (other than de minimus damage) or impairment (other than de minimus impairment) of the use, functionality or value of such facility;”

SECTION 9.  Amendment of Section 7.4(4) of the Credit Agreement.  Upon the effectiveness of this Amendment in accordance with Section 15 hereof, clause (v) of Section 7.4(4) of the Credit Agreement is hereby deleted in its entirety, clause (vi) of Section 7.4(4) of the Credit Agreement is hereby re-designated as clause (ix), and the following language is hereby inserted as new clauses (v), (vi), (vii) and (viii) of Section 7.4(4) of the Credit Agreement:

“(v) sell the Offered Timberland Properties for an aggregate amount of not less than $75,000,000 in cash consideration in a single or related series of transactions occurring substantially simultaneously on or prior to July 31, 2006; (vi) sell, exchange, lease, transfer or otherwise dispose of, in one or more transactions, the Property comprising, located at or used solely in connection with the Terrace Bay facility, as well as any or all of the apartment buildings, golf courses and other real property or personal property owned by Neenah Paper Company of Canada in or near Terrace Bay, Ontario (in each case for fair market value, giving due consideration to any diminution in value that may result from the closure of the Terrace Bay facility); (vii) terminate, assign or subcontract the rights and obligations of Parent relating solely to the Terrace Bay facility under the Pulp Supply Agreement (provided that the rights and obligations retained shall not be less favorable in any material respect to the Credit Parties than the rights and obligations which have historically benefited and been satisfied by the operations of the Credit Parties other than the operations of such Terrace Bay facility); (viii) sell, exchange, lease, transfer or otherwise dispose of (in each case for reasonably equivalent value) Timberland Properties in the Province of Nova Scotia, other than the Offered Timberland Properties and/or other real Property, (wherever located) having a fair market value not to exceed the sum of (A) $2,000,000 for all such transactions in the aggregate in any calendar year; plus (B) the excess (if any) of $2,000,000 over the amount of dispositions pursuant to this clause (viii) consummated in the immediately preceding calendar year;”

SECTION 10.  Amendment of Section 7.4(5) of the Credit Agreement.  Upon the effectiveness of this Amendment in accordance with Section 15 hereof, Section 7.4(5) of the Credit Agreement is hereby deleted in its entirety, and the following new Section 7.4(5) is substituted in lieu thereof:

“(5)         (i) to the extent any Collateral is sold or otherwise permanently disposed of as permitted by this Section 7.4, such Collateral shall be sold or otherwise disposed of free and clear of the Liens of the Security Documents and the Agent (or the Canadian Collateral Agent, as applicable) shall take such actions, including executing and filing appropriate releases, as are appropriate in connection therewith, and no approval of any of Lenders shall be required therefor, and (ii) to the extent any Collateral is leased as permitted by this Section 7.4, (A) the Parent or the applicable Credit Party may request that the Agent (or the Canadian Collateral Agent, as applicable) enter into a subordination, non-disturbance and attornment agreement in form and substance acceptable to the related lessee and to the Agent or the Canadian Collateral Agent, as applicable (and no approval of any of the Lenders shall be required therefor) and (B) the Agent or the Canadian Collateral Agent may require the delivery of Security Documents, including without limitation, a collateral assignment of lease, in form and substance reasonably acceptable to it; and”

SECTION 11.  Amendment of Section 7.11(b) of the Credit Agreement.  Upon the effectiveness of this Amendment in accordance with Section 15 hereof, Section 7.11(b) of the Credit Agreement is hereby deleted in its entirety, and the following new Section 7.11(b) is substituted in lieu thereof:

“(b)         Declare or pay, directly or indirectly,  any dividend, except (i) dividends paid to a Credit Party which is a direct parent of the Credit Party paying a dividend, (ii) non-cash dividends paid to the holders of any Stock of the Parent in the form of additional Stock of the Parent, and (iii) Cash Dividends to the holders of any Stock of the Parent, so long as (1) no Default or Event of Default exists on the date that the applicable Cash Dividend is declared or paid, or would result from the payment thereof, (2) the aggregate amount of such Cash Dividends paid during any twelve-month period does not exceed $10,000,000 in the aggregate, (3) such Cash Dividend is legally declared and payable, (4) the Borrowers shall have pro forma Availability of at least $35,000,000 on the date of such payment and, on an average basis, for the 60-day period before the payment of such dividends, in each case after giving effect to such payment, and (5) Borrower’s Agent shall have (x) given the Agent at least five (5) Business Days prior written notice specifying the amount and date of such proposed Cash Dividend and, (y) if required by the Agent, submitted a certificate of a Responsible Officer setting forth reasonably detailed calculations demonstrating compliance with the required Availability test described above and certifying that the other conditions set forth in this clause (b) have been satisfied;”

SECTION 12.  Amendment to Address for Notices.  The Addresses for Notices for each of the Agent and the Canadian Collateral Agent are hereby deleted in their entirety from the signature pages of the Credit Agreement, and replaced, in each case, with the following:

“Address for Notices:

2200 Ross Avenue, 6th Floor

Dallas, Texas 75201

Attention: J. Richard Hawk

Facsimile: 214-965-2594

With a copy to:

Vinson & Elkins, L.L.P.

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

Attention: William D. Young

Facsimile: 214-999-7994”

SECTION 13.  Limited Waivers relating to Terrace Bay Facility.  In reliance on the representations, warranties, covenants and agreements contained in this Amendment, but subject to the satisfaction of each condition precedent set forth in Section 15 hereof, the Lenders hereby agree as follows:

(a)           The Lenders hereby waive any Events of Default resulting from the Credit Parties’ failure to comply with the conditions set forth in (i) Section 6.1(b) of the Credit Agreement solely as a result of closure of the processing facility at the Mill Property located at Terrace Bay, Ontario, (ii) Section 6.16 of the Credit Agreement solely as a result of the Credit Parties failure to notify the Agent of the material affect on the value of the Mill Property located at Terrace Bay, Ontario resulting solely from the closure of the processing facility located thereon, and (iii) Section 7.15 of the Credit Agreement solely as a result of the Credit Parties failure to notify the Agent and the Canadian Collateral Agent of the relocation of material books and records related to the Mill Property located at Terrace Bay, Ontario to another existing Credit Party location.

(b)           In addition to the other terms and conditions set forth herein, the Borrowers acknowledge that (a) the limited waivers set forth in this Section 13 are limited solely to the matters and the time periods expressly set forth in this Section 13, and (b) nothing contained herein shall obligate the Agent or any Lender to grant any waiver of any other obligation of any Borrower under the Credit Agreement or any other Loan Document or to grant any future waiver of Sections 6.1, 6.16, or 7.15 of the Credit Agreement.

SECTION 14.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Credit Parties represent and warrant to the Agent and each of the other Lender Parties that, as of the Effective Date:

(a)           after giving effect to this Amendment, the representations and warranties of the Credit Parties set forth in Section 5 of the Credit Agreement are true and correct in all material respects on and as of the Effective Date with the same effect as if made on and as of the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date, and except for any change of facts permitted under the provisions of the Credit Agreement and the other Documents;

(b)           after giving effect to this Amendment, no Default has occurred and is continuing under the Credit Agreement;

(c)           this Amendment has been duly executed and delivered by the Credit Parties and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Credit Parties, enforceable against the Credit Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(d)           the solvency deficiency (without regard to whether any unfunded amounts are then due and payable) of the Credit Parties’ Canadian Pension Plans regulated by the Financial Services Commission of Ontario on the date hereof is approximately $31,000,000; and

(e)           the Credit Parties have made reasonable and prudent investigations into the expected costs and liabilities anticipated to be incurred in connection with potential restructuring, closure and Disposition of Neenah Paper Company of Canada’s Terrace Bay facility (including consultation with legal, pension, environmental and other advisors), and based on such investigations, the reasonable best estimate of the aggregate charges, expenses and liabilities related to the restructuring, closure or Disposition of Neenah Paper Company of Canada’s Terrace Bay facility is not greater than $120,000,000.

SECTION 15.  Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Effective Date”) on which each of the following conditions has been satisfied:

(a)           the Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Credit Parties and all the Lenders; and

(b)           to the extent invoiced, the Agent shall have received payment or reimbursement of its out-of-pocket expenses in connection with this Amendment and any other out-of-pocket expenses of the Agent required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Agent.

SECTION 16.  Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, amend, or otherwise affect the rights and remedies of the Agent or the other Lender Parties under the Credit Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  This Amendment shall apply and be effective with respect only to the matters expressly referred to herein, and nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement.

SECTION 17.  APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 18.  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 19.  Costs and Expenses.  The Borrowers agree to reimburse the Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Agent actually incurred.

SECTION 20.  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 21.  Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 22.  No Party Deemed Drafter.  Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Amendment.

SECTION 23.  Ratification of Guaranty.  Each Guarantor hereby consents to this Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of this Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference in the Guaranty to the “Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment, and (b) the Loan Documents to which it is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations secured thereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized officers as of the day and year first written above.

NEENAH PAPER, INC.,
as a Borrower

by:	s/s/ Bonnie C. Lind
Name:	Bonnie C. Lind
Title:	Senior Vice President, Chief
Financial Officer and Treasurer

NEENAH PAPER MICHIGAN, INC.,
as a Borrower

by:	s/s/ Bonnie C. Lind
Name:	Bonnie C. Lind
Title:	Senior Vice President, Chief
Financial Officer and Treasurer

NEENAH PAPER SALES, INC.,
as a Borrower

by:	s/s/ Bonnie C. Lind
Name:	Bonnie C. Lind
Title:	Senior Vice President, Chief
Financial Officer and Treasurer

NEENAH PAPER COMPANY OF
CANADA, as a Guarantor

by:	s/s/ Bonnie C. Lind
Name:	Bonnie C. Lind
Title:	Senior Vice President, Chief
Financial Officer and Treasurer

JPMORGAN CHASE BANK, N.A.,
individually and as Agent,

by:	s/s/ J. Richard Hawk
Name:	J. Richard Hawk
Title:	Vice President

JPMORGAN CHASE BANK, N.A.,
TORONTO BRANCH,
as Canadian Collateral Agent,

by:	s/s/ Steven Voigt
Name:	Steven Voigt
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT DATED AS OF MAY 9, 2006 TO THE NEENAH PAPER CREDIT AGREEMENT DATED AS OF NOVEMBER 30, 2004

To approve this Amendment:

Name of
Institution: CITICORP USA, INC.

by:	s/s/ David Jaffe
Name:	David Jaffe
Title:	Director and Vice President

SIGNATURE PAGE TO SECOND AMENDMENT DATED AS OF MAY 9, 2006 TO THE NEENAH PAPER CREDIT AGREEMENT DATED AS OF NOVEMBER 30, 2004

To approve this Amendment:

Name of Institution: WELLS FARGO FOOTHILL, L.L.C.

by:	s/s/ Patrick McCormack
Name:	Patrick McCormack
Title:	Assistant Vice President

SIGNATURE PAGE TO SECOND AMENDMENT DATED AS OF MAY 9, 2006 TO THE NEENAH PAPER CREDIT AGREEMENT DATED AS OF NOVEMBER 30, 2004

To approve this Amendment:

Name of Institution: BANK OF AMERICA, N.A.

by:	s/s/ H. Michael Wills
Name:	H. Michael Wills
Title:	Senior Vice President

SIGNATURE PAGE TO SECOND AMENDMENT DATED AS OF MAY 9, 2006 TO THE NEENAH PAPER CREDIT AGREEMENT DATED AS OF NOVEMBER 30, 2004

To approve this Amendment:

Name of Institution: THE CIT GROUP/BUSINESS CREDIT, INC.

by:	s/s/ Jang S. Kim
Name:	Jang S. Kim
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT DATED AS OF MAY 9, 2006 TO THE NEENAH PAPER CREDIT AGREEMENT DATED AS OF NOVEMBER 30, 2004

To approve this Amendment:

Name of Institution: CITIZENS BUSINESS CREDIT

by:	s/s/ Susan K. Gadrix
Name:	Susan K. Gadrix
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT DATED AS OF MAY 9, 2006 TO THE NEENAH PAPER CREDIT AGREEMENT DATED AS OF NOVEMBER 30, 2004

To approve this Amendment:

Name of Institution: UBS AG, STAMIORD BRANCH

by:	s/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

by:	s/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

SIGNATURE PAGE TO SECOND AMENDMENT DATED AS OF MAY 9, 2006 TO THE NEENAH PAPER CREDIT AGREEMENT DATED AS OF NOVEMBER 30, 2004

To approve this Amendment:

Name of Institution: GOLDMAN SACHS CREDIT
PARTNERS L.P.

by:	s/s/ Bruce H. Mendelsohn
Name:	Bruce H. Mendelsohn
Title:	Authorized Signatory